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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of F.N.B. Corporation for the registration of 306,872 shares of its common stock and to the incorporation by reference therein of our report dated February 24, 2004, with respect to the consolidated financial statements and schedules of F.N.B. Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


/s/Ernst & Young, LLP

September 9, 2004
Pittsburgh, Pennsylvania